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                                                                   EXHIBIT 11(b)


                                                June 3, 1999




Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY  10019-6099

      Re:  Scudder New Europe Fund, Inc.

Ladies and Gentlemen:

            We have acted as special Maryland counsel to Scudder New Europe Fund, Inc., a Maryland corporation (the "Scudder Fund"), in connection with the proposed (i) conversion of the Scudder Fund from a closed-end fund to an open-end fund (the "Conversion") under the Investment Company Act of 1940, as amended, and (ii) its related acquisition of all of the assets and liabilities of the Kemper Europe Fund, a Massachusetts business trust (the "Kemper Fund"), in exchange for Class A, Class B and Class C Common Stock shares of the Scudder Fund, par value $0.001 per share (the "Shares"), pursuant to an Agreement and Plan of Reorganization, dated May 28, 1999, between the Scudder Fund and the Kemper Fund (the "Agreement"). The proposed reorganization with the Kemper Fund contemplated by the Agreement is referred to herein as the "Reorganization." This opinion relates only to the Shares to be issued in the Reorganization.

            We have examined the Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") contained in the Scudder Fund's Registration Statement on Form N-14 under the Securities Act of 1933 (the "Registration Statement"), substantially in the form in which it is to become effective, the Scudder Fund's Charter and Bylaws, and the Agreement, as well as the Scudder Fund's proxy statement with respect to the Conversion on Schedule 14(a) under the Securities Exchange Act of 1934, substantially in the form in which it will be mailed to the Scudder Fund's stockholders. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Scudder Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland. We have also examined and relied upon such corporate records of the Scudder Fund, a certificate of the Assistant Secretary of the Scudder Fund with respect to relevant actions of its Board of

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Willkie Farr & Gallagher
June 3, 1999
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Directors and certain factual and other matters, and such other documents as we have deemed necessary to render the opinion expressed herein.

            We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that, upon its execution and delivery, the Agreement will constitute the legal, valid and binding obligation of the Kemper Fund, enforceable against the Kemper Fund in accordance with its terms. We have also assumed that the Conversion will have been consummated in accordance with law before the Shares are issued pursuant to the Agreement.

            Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

            1. The Scudder Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

            2. When issued pursuant to the Agreement and in the manner described in the Prospectus/Proxy Statement, the Shares so issued will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

            This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

            You may rely upon our foregoing opinion in rendering your opinion to the Scudder Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933, as amended, and the regulations thereunder. This opinion may not be relied upon by any other person or used for any other purpose without our prior written consent.


                                          Very truly yours,

                                          /s/ Venable, Baetjer and Howard, LLP